                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                February 26, 1997


                           GOLF TRUST OF AMERICA, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Maryland
                                    --------
                 (State or Other Jurisdiction of Incorporation)


      333-15965                                         33-0724736
---------------------                      -------------------------------------
(Commission File No.)                      (IRS Employer Indentification Number)


                             14 North Adger's Wharf
                        Charleston, South Carolina  29401
                        ---------------------------------
                    (Address of Principal Executive Offices)

                                 (803) 723-4653
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 190 King Street
                        Charleston, South Carolina 29401
                                 ---------------
          (Former name or former address, if changed since last report)

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On February 26, 1997, the Registrant dismissed Price Waterhouse, LLP as independent accountants. Effective February 26, 1997, the Registrant has engaged BDO Seidman, LLP as principal accountants. The decision to change accountants was approved by the Audit Committee and ratified by the Board of Directors of the Registrant.

     (b) During the Registrant's recent S-11 filing and subsequent interim period, there have been no disagreements with Price Waterhouse, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

     (c) The independent accountant's report on the financial position of the Registrant did not contain an adverse opinion or a disclaimer of opinion and the report was not qualified or modified as to uncertainty, audit scope or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

     (d) The Registrant has requested Price Waterhouse, LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this
Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Price Waterhouse, LLP on March 3, 1997. The Registrant will file by amendment, as an exhibit to this Form 8-K report, a copy of such letter when it is received.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

16.1 Letter from Price, Waterhouse, LLP former independent accountants.*


* To be filed by amendment as soon as available.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 1997

                                   GOLF TRUST OF AMERICA, INC.



                                   By: /s/ W. Bradley Blair, II
                                   -------------------------------------
                                   W. Bradley Blair, II
                                   President and Chief Executive Officer